ASSIGNMENT OF LEASE
                            AND AGREEMENT

     THIS ASSIGNMENT OF LEASE AND AGREEMENT (the "Agreement") is made this 31st day of December 1997 by and among SERAGEN, INC., a Delaware corporation having a principal place of business at 97 South Street, Hopkinton, Massachusetts 01748 (the "Assignor"), 520 COMMONWEALTH REAL ESTATE CORPORATION, a Massachusetts corporation having a principal place of business at 881 Commonwealth Avenue, Boston, Massachusetts 02215 (the "Assignee"), and HAROLD NAHIGIAN, an individual having a principal place of business at 246 East Main Street, P.O. Box 701, Marlboro, Massachusetts 01752 (the "Landlord").

                           RECITALS:

     A. Landlord and Assignor are the landlord and tenant, respectively, pursuant to that certain Lease dated September 24, 1992 (the "Lease") with respect to premises located at 97 South Street, Hopkinton, Massachusetts, as more fully described in the Lease and in Exhibit A attached thereto. A copy of the Lease is attached hereto as Schedule A.

     B. Assignor and Assignee desire that Assignor assign its entire right and interests as tenant under the lease to assignee,

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows,

     1.  Assignment of Lease.  Effective at 12:01 A.M. on January 1, 1998
(the "Effective Date"), Assignor does hereby assign, transfer and set over unto Assignee all of it's right, title and interest as tenant under the Lease.

     2. Assumption by Assignee. Assignee hereby accepts such assignment and agrees with Assignor and Landlord that, as of the Effective Date, Assignee shall assume all of the obligations and observe all of the covenants on Assignor's part to be performed or observed under the Lease, as fully and effectually as if the Assignee were the named tenant under the Lease.

     3. Consent of Landlord: Termination of Assignor's Liability. Landlord hereby consents to the foregoing assignment, and hereby agrees that, as of the Effective Date, Assignor shall be relieved of all liability as tenant under the Lease, including, without limitation, the obligation to pay rent and the performance of the covenants and agreements on tenant's part to be performed thereunder.

     4. Sublet of Space to Assignor. Landlord hereby consents to the subletting of a portion of the Leased Premises (as that term is defined in the Lease) by Assignee to Assignor for uses consistent with the uses permitted by the Lease.

     5. Miscellaneous. This Agreement is executed in the Commonwealth of Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and shall supersede any and all prior agreements, written or oral, with respect to the subject matter hereof. This Agreement may only be amended by written instrument executed by the parties hereto.
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     6.  Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as an instrument under seal, all as of the day and year first above written.

                              SERAGEN, INC.


                              By: /s/ Reed R. Prior
                              Name:   Reed R. Prior
                              Title: Chairman and Chief Executive Officer


                              520 COMMONWEALTH REAL ESTATE
                              CORPORATION


                              By:/s/ Kenneth G. Condon
                                     Kenneth G. Condon, President



                              LANDLORD:



                              By:/s/ Harold Nahigian
                                     Harold Nahigian
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